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                          PLEDGE AND SECURITY AGREEMENT


          THIS PLEDGE AND SECURITY AGREEMENT (the "AGREEMENT") dated as of April 24, 1998, is made by 312 CERTIFICATE COMPANY, a Delaware corporation (the "PLEDGOR"), in favor of THE FIRST NATIONAL BANK OF CHICAGO, as Agent for the Certificateholders (as such term is defined below). Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Face Amount Certificate Agreement (as such term is defined below).

                             PRELIMINARY STATEMENTS:

          A. Pursuant to the Face Amount Certificate Agreement of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "FACE AMOUNT CERTIFICATE AGREEMENT"), among the Pledgor, International Securitization Corporation, a Delaware corporation ("ISC"), and the Agent, the Agent has acquired a $500,000,000 Installment Face Amount Certificate of even date herewith (as amended, substituted or replaced from time to time, the "FACE AMOUNT CERTIFICATE") issued by the Pledgor for the benefit of ISC and certain financial institutions from time to time party to that certain Liquidity Agreement dated as of even date herewith as "Liquidity Banks", among The First National Bank of Chicago, as the "Liquidity Agent" thereunder, ISC and such Liquidity Banks (ISC and such Liquidity Banks being referred to herein collectively as the "CERTIFICATEHOLDERS").

          B. The Agent and the Certificateholders have required that in connection with the Agent's acquisition of the Face Amount Certificate for the benefit of the Certificateholders under the Face Amount Certificate Agreement that the Pledgor shall have made the pledge and granted the security interest contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Certificateholders to cause the Agent to acquire the Face Amount Certificate, the Pledgor hereby agrees with the Agent as follows:

          SECTION 1. PLEDGE, ASSIGNMENT AND GRANT OF SECURITY INTEREST. The Pledgor hereby assigns, pledges and grants to the Agent, for its benefit and the benefit of the Certificateholders, all of the Pledgor's right, title and interest in and to the following, whether now owned or hereafter acquired (the "PLEDGED COLLATERAL"):

          (a) all personal property of the Pledgor, including, without limitation, all "Securities" (under and as defined in the Investment Management Agreement), the Swap Agreement and any other investment property, loans, chattel paper, general intangibles and instruments;


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          (b) the Custodial Account and all monies held therein and all other monies, securities, reserves and other property now or at any time in the possession of the Agent or its bailee, agent or custodian, including, without limitation, the Custodian, and relating to any of the foregoing; and

          (c) all proceeds, products, rents and profits of the foregoing, including, without limitation, all interest, dividends, monies, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

          SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all obligations of the Pledgor now or hereafter existing under the Face Amount Certificate and the Face Amount Certificate Agreement, whether for principal, interest, fees, expenses or otherwise, and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being the "OBLIGATIONS"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Pledgor to the Agent or any Certificateholder under the Face Amount Certificate and the Face Amount Certificate Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

          SECTION 3. PLEDGOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) the Pledgor shall remain liable under the contracts and agreements included in the Pledged Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of the rights hereunder shall not release the Pledgor from any of its duties or obligations under the contracts and agreements included in the Pledged Collateral and (c) the Agent shall have no obligation or liability under the contracts and agreements included in the Pledged Collateral by reason of this Agreement, nor shall the Agent be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 4. DELIVERY; TRANSFER OF PLEDGED COLLATERAL. The Issuer shall cause, or direct the Portfolio Manager to cause, all instruments, chattel paper and certificated securities representing or evidencing any Pledged Collateral to be delivered to, and held by, the Custodian on behalf of the Agent and, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. Notwithstanding the preceding sentence, the Issuer shall deliver the Swap Agreement directly to the Agent on the date hereof Following the occurrence of (i) a Liquidation Event or (ii) the first anniversary of the start of the Amortization Period, the Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to deliver to the Custodian a "Notice of Exclusive Control" (under and as defined in the Control Agreement of even date herewith among the Agent, the Issuer and the Custodian, as amended from time to time, the "Control


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Agreement") stating that the Agent is exercising exclusive control over the
Account. Following delivery of such notice, neither the Pledgor nor the Portfolio Manager (i) shall issue any entitlement orders to the Custodian withdrawing any financial assets from the Custodial Account or (ii) accept delivery of any such financial assets including, without limitation, any instruments, chattel paper or certificated securities or any free credit balance or other amount owing from the Custodian to the Issuer with respect to the Custodial Account.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) The Pledgor's chief place of business, chief executive office and registered agent for service of process within the Commonwealth of Kentucky, and the office where it keeps its records concerning the Pledged Collateral, are located at its address specified in SECTION 15.

          (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement. No effective financing statement or other document similar in effect covering all or any part of the Pledged Collateral is on file in any recording office except such as may have been filed in favor of the Agent relating to this Agreement. The Pledgor's legal name is set forth on the first page of this Agreement. The Pledgor has no trade names.

          (c) This Agreement and the pledge and assignment of the Pledged Collateral pursuant hereto and the execution and delivery of the Control Agreement create a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

          (d) No consent of any other person or entity and no authorization, approval or other action by, and no notice to or filing with, any governmental agency, division or regulatory body which has not yet been obtained is required
(i) for the pledge and assignment by the Pledgor of the Pledged Collateral pursuant to this Agreement, for the grant by the Pledgor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest) or (iii) for the exercise by the Agent of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

          (e) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.


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          (f) The Pledgor has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own decision to enter into this Agreement.

          SECTION 6. FURTHER ASSURANCES. (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, the Pledgor will: (i) at the request of the Agent, mark conspicuously each of its records pertaining to the Pledged Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document or Pledged Collateral is subject to the pledge, assignment and security interest granted hereby; (ii) if any Pledged Collateral shall be evidenced by an instrument, chattel paper or certificated security pledged to the Agent hereunder, deliver to the Custodian (if such instrument, chattel paper or certificated security has not already been delivered to the Custodian pursuant to SECTION 4) such instrument, chattel paper or certificated security duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent; and (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

          (b) The Pledgor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of the Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) The Pledgor will furnish to the Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Agent may reasonably request, all in reasonable detail.

          SECTION 7. PLACE OF PERFECTION: RECORDS. The Pledgor shall keep its chief place of business, chief executive office, registered agent for service of process within the Commonwealth of Kentucky and the office where it keeps its records concerning the Pledged Collateral at the location therefor specified in
SECTION 5(a) or, upon 30 days' prior written notice to the Agent, at any other locations in a jurisdiction where all actions required by SECTION 6 shall have been taken with respect to the Pledged Collateral. The Pledgor will hold and preserve such records and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records.


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          SECTION 8. COLLECTION OF PLEDGED COLLATERAL; CUSTODIAL ACCOUNT ETC. In
accordance with the terms of the Face Amount Certificate Agreement, the Pledgor shall establish, and deposit the Sale Proceeds with respect to the Face Amount Certificate into, the Custodial Account. The Custodial Account shall be maintained with the Custodian and shall be subject to the terms of the Custodial Agreement and the Control Agreement. The Pledgor hereby agrees to instruct all obligors with respect to any Pledged Collateral, including, without limitation, the Swap Provider, to cause all collections and payments to be delivered directly to the Custodian for deposit in the Custodial Account and if the Pledgor or its agent shall receive any such collections or payments, the Pledgor or its agent shall deposit such collections or payment into the Custodial
Account within one Business Day following receipt thereof. Following delivery of a Notice of Exclusive Control by the Agent to the Custodian, neither the Pledgor, nor any person or entity claiming by, through or under the Pledgor shall have any control over the use of, or any right to withdraw any item or amount from the Custodial Account. Prior to delivery of such Notice of Exclusive Control, the Issuer, and the Portfolio Manager on its behalf, are hereby authorized and empowered (a) to make withdrawals from time to time from the Custodial Account when specifically permitted pursuant to the terms of the Investment Management Agreement. The Agent is hereby irrevocably authorized and empowered, as the Pledgor's attorney-in-fact, to endorse any item deposited in the Custodial Account or presented for deposit in the Custodial Account requiring the endorsement of the Pledgor, which authorization is coupled with an interest.

          SECTION 9. AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Agent as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time to take any action and to execute any instrument which the Agent may deem necessary or appropriate in order to perfect its interest granted under this Agreement, or following a (i) a Liquidation Event or
(ii) the first anniversary of the start of the Amortization Period, exercise its remedies hereunder, including, without limitation:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Pledged Collateral,

          (b) to receive, indorse, and collect any drafts or other instruments, documents, security certificates and chattel paper, in connection therewith, and

          (c) to file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce compliance with the terms, conditions or rights of the Agent with respect to any of the Pledged Collateral.

          SECTION 10. AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the


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reasonable expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under SECTION 13(b).

          SECTION 11. THE AGENT'S DUTIES. The powers conferred on the Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to matters relative to any of the Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property.

          SECTION 12. REMEDIES. If (i) a Liquidation Event or (ii) the first anniversary of the start of the Amortization Period, shall have occurred:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it at law or equity, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of Illinois at that time (the "CODE") (whether or not the Code applies to the affected Pledged Collateral), and also may (i) require the Pledgor to, and the Pledgor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Pledged Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to both parties and
     (ii) without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The power to effect any sale of any portion of the Pledged Collateral shall not be exhausted by any one or more sales as to any portion of such Pledged Collateral remaining unsold, but shall continue unimpaired until all of the Pledged Collateral shall have been sold or payment in full of the Obligations and all other amounts payable under this Agreement.


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          (b) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Agent, be held by the Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Agent pursuant to SECTION 13) in whole or in part by the Agent against, all or any part of the Obligations in such order as may be required by the Investment Management Agreement. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

          (c) The Agent may exercise any and all rights and remedies of the Pledgor under or in connection with the Pledged Collateral, including, without limitation, any and all rights of the Pledgor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Pledged Collateral.

          (d) All payments received by the Pledgor under or in connection with any of the Pledged Collateral shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent in the same form as so received (with any necessary indorsement).

          SECTION 13. INDEMNITY AND EXPENSES. (a) The Pledgor agrees to indemnify the Agent and each Certificateholder from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's or such Certificateholder's gross negligence or willful misconduct.

          (b) The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

          SECTION 14. AMENDMENTS; ETC. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor here from, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 15. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Pledgor, at its address at 515 West Market Street, 8th Floor, Louisville, Kentucky, 40202,


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Attention: Robert Maddox, President, Facsimile: 502/582-7903, and if to the
Agent, at its address at One First National Plaza, Mail Suite 0594, Chicago, Illinois 60670-0594, Attention: Ann Marie Somers, Asset-Backed Finance,
Facsimile: 312/732-4487, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

          SECTION 16. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER FACE AMOUNT CERTIFICATE AGREEMENT. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Obligations and (y) the date on which the Face Amount Certificate Agreement has terminated in accordance with the terms hereof, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Agent, the Certificateholders and their respective successors, transferees and assigns. Upon the later of the payment in full of the Obligations and all other amounts payable under this Agreement and the Termination Date, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Agent will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

          SECTION 17. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Illinois. Unless otherwise defined herein or in the Face Amount Certificate Agreement, terms used in Article 9 of the Code are used herein as therein defined.

          SECTION 18. SEVERABILITY. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.


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          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        312 CERTIFICATE COMPANY



                                        By: /s/ Robert L. Maddox
                                           -------------------------------------
                                           Title: President

Acknowledged and accepted
this 24th day of April, 1998

THE FIRST NATIONAL BANK OF CHICAGO,
 as Agent


By: /s/ Eleanor C. Nadbielny
   --------------------------------
      Title: Authorized Agent


                Signature Page to Pledge and Security Agreement